                                                                     EXHIBIT 4.4







                            PRIDE INTERNATIONAL, INC.

                                       and

                               JPMORGAN CHASE BANK

                                                 Trustee.



                            ------------------------



                         SEVENTH SUPPLEMENTAL INDENTURE

                             Dated October 23, 2003

                            ------------------------

         THIS SEVENTH SUPPLEMENTAL INDENTURE, dated October 23, 2003, between Pride International, Inc., a Delaware corporation (successor by merger to Pride International, Inc., a Louisiana corporation formerly known as Pride Petroleum Services, Inc.) (the "Company"), and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Trustee (the "Trustee") under the Indenture (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Company has duly authorized the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), which are to be issued in one or more series, and the Company has heretofore made, executed and delivered to the Trustee its Indenture dated as of May 1, 1997 (the "Original Indenture") pursuant to which the Securities are issuable;

         WHEREAS, pursuant to the Sixth Supplemental Indenture dated as of April 28, 2003 (the "Sixth Supplemental Indenture"), the Company has issued its fifth series of Securities designated as its 3 1/4% Convertible Senior Notes Due 2033 (the "Notes"; the Original Indenture, as supplemented by this Seventh Supplemental Indenture and as otherwise supplemented with applicability with respect to the Notes, the "Indenture");

         WHEREAS, Section 901 of the Original Indenture provides that, under certain conditions, the Company and Trustee, may, without the consent of any Holders, from time to time and at any time, enter into an indenture or indentures supplemental thereto, for the purposes, inter alia, of curing any ambiguity or correcting or supplementing any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, and the Company desires, by means of this Seventh Supplemental Indenture, to correct Annex 1 to the Sixth Supplemental Indenture; and

         WHEREAS, all things necessary to make this Seventh Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and the purchase of the Notes by the Holders, the Company and the Trustee mutually covenant and agree, solely for the equal and proportionate benefit of the respective Holders from time to time of Notes, as follows:

                                    ARTICLE 1

                                   SUPPLEMENT

         The Sixth Supplemental Indenture is supplemented by, effective as of the effective date of the Sixth Supplemental Indenture, revising Annex 1 to the Sixth Supplemental Indenture to read as follows:

                                     ANNEX 1

                           PROJECTED PAYMENT SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Payment
                                                                                        Upon                 Discount
                                                Trigger                              Conversion               Factor     Present
               Number of                         Met?                       Non-    Immediately                using     Value of
              Semi-Annual   Stock      Bond     (Yes=1,   Contingent     Contingent   Prior to      Total    Comparable    Total
Date            Periods     Price      Price     No=0)     Payment        Payment     Maturity     Payment     Yield     Payments
-----------------------------------------------------------------------------------------------------------------------------------
4/28/2003                  14.28      1,000.00                                                    1,000.00       1.00     1,000.00
11/1/2003        1.02      14.89      1,000.00                            (16.52)                   (16.52)      0.96       (15.86)
5/1/2004         1.00      15.52      1,000.00                            (16.25)                   (16.25)      0.92       (14.98)
11/1/2004        1.00      16.17      1,000.00                            (16.25)                   (16.25)      0.89       (14.38)
5/1/2005         1.00      16.85      1,000.00                            (16.25)                   (16.25)      0.85       (13.81)
11/1/2005        1.00      17.56      1,000.00                            (16.25)                   (16.25)      0.82       (13.27)
5/1/2006         1.00      18.30      1,000.00                            (16.25)                   (16.25)      0.78       (12.74)
11/1/2006        1.00      19.08      1,000.00                            (16.25)                   (16.25)      0.75       (12.24)
5/1/2007         1.00      19.88      1,000.00                            (16.25)                   (16.25)      0.72       (11.75)
11/1/2007        1.00      20.72      1,000.00                            (16.25)                   (16.25)      0.69       (11.29)
5/1/2008         1.00      21.59      1,000.00      0                     (16.25)                   (16.25)      0.67       (10.84)
11/1/2008        1.00      22.50      1,000.00      0            -        (16.25)                   (16.25)      0.64       (10.41)
5/1/2009         1.00      23.45      1,000.00      0            -        (16.25)                   (16.25)      0.62       (10.00)
11/1/2009        1.00      24.43      1,000.00      0            -        (16.25)                   (16.25)      0.59        (9.60)
5/1/2010         1.00      25.46      1,000.00      0            -        (16.25)                   (16.25)      0.57        (9.22)
11/1/2010        1.00      26.54      1,032.38      0            -        (16.25)                   (16.25)      0.54        (8.86)
5/1/2011         1.00      27.65      1,075.87      0            -        (16.25)                   (16.25)      0.52        (8.51)
11/1/2011        1.00      28.82      1,121.20      0            -        (16.25)                   (16.25)      0.50        (8.17)
5/1/2012         1.00      30.03      1,168.43      0            -        (16.25)                   (16.25)      0.48        (7.84)
11/1/2012        1.00      31.30      1,217.65      1            -        (16.25)                   (16.25)      0.46        (7.53)
5/1/2013         1.00      32.62      1,268.95      1        (3.04)       (16.25)                   (19.29)      0.45        (8.59)
11/1/2013        1.00      33.99      1,322.41      1        (3.17)       (16.25)                   (19.42)      0.43        (8.31)
5/1/2014         1.00      35.42      1,378.12      1        (3.31)       (16.25)                   (19.56)      0.41        (8.03)
11/1/2014        1.00      36.92      1,436.17      1        (3.45)       (16.25)                   (19.70)      0.39        (7.77)
5/1/2015         1.00      38.47      1,496.68      1        (3.59)       (16.25)                   (19.84)      0.38        (7.52)
11/1/2015        1.00      40.09      1,559.73      1        (3.74)       (16.25)                   (19.99)      0.36        (7.27)
5/1/2016         1.00      41.78      1,625.44      1        (3.90)       (16.25)                   (20.15)      0.35        (7.04)
11/1/2016        1.00      43.54      1,693.91      1        (4.06)       (16.25)                   (20.31)      0.34        (6.82)
5/1/2017         1.00      45.37      1,765.27      1        (4.23)       (16.25)                   (20.48)      0.32        (6.60)
11/1/2017        1.00      47.29      1,839.64      1        (4.41)       (16.25)                   (20.66)      0.31        (6.39)
5/1/2018         1.00      49.28      1,917.14      1        (4.60)       (16.25)                   (20.85)      0.30        (6.20)
11/1/2018        1.00      51.35      1,997.90      1        (4.79)       (16.25)                   (21.04)      0.29        (6.01)
5/1/2019         1.00      53.52      2,082.07      1        (4.99)       (16.25)                   (21.24)      0.27        (5.82)
11/1/2019        1.00      55.77      2,169.78      1        (5.21)       (16.25)                   (21.46)      0.26        (5.65)
5/1/2020         1.00      58.12      2,261.19      1        (5.42)       (16.25)                   (21.67)      0.25        (5.48)
11/1/2020        1.00      60.57      2,356.45      1        (5.65)       (16.25)                   (21.90)      0.24        (5.32)
5/1/2021         1.00      63.12      2,455.72      1        (5.89)       (16.25)                   (22.14)      0.23        (5.16)
11/1/2021        1.00      65.78      2,559.17      1        (6.14)       (16.25)                   (22.39)      0.22        (5.01)
5/1/2022         1.00      68.55      2,666.98      1        (6.40)       (16.25)                   (22.65)      0.22        (4.87)
11/1/2022        1.00      71.44      2,779.34      1        (6.67)       (16.25)                   (22.92)      0.21        (4.73)
5/1/2023         1.00      74.45      2,896.42      1        (6.95)       (16.25)                   (23.20)      0.20        (4.60)
11/1/2023        1.00      77.59      3,018.44      1        (7.24)       (16.25)                   (23.49)      0.19        (4.48)
5/1/2024         1.00      80.85      3,145.60      1        (7.55)       (16.25)                   (23.80)      0.18        (4.35)
11/1/2024        1.00      84.26      3,278.12      1        (7.86)       (16.25)                   (24.11)      0.18        (4.24)
5/1/2025         1.00      87.81      3,416.22      1        (8.20)       (16.25)                   (24.45)      0.17        (4.13)
11/1/2025        1.00      91.51      3,560.13      1        (8.54)       (16.25)                   (24.79)      0.16        (4.02)
5/1/2026         1.00      95.36      3,710.11      1        (8.90)       (16.25)                   (25.15)      0.16        (3.91)
11/1/2026        1.00      99.38      3,866.41      1        (9.28)       (16.25)                   (25.53)      0.15        (3.82)
5/1/2027         1.00     103.57      4,029.30      1        (9.67)       (16.25)                   (25.92)      0.14        (3.72)
11/1/2027        1.00     107.93      4,199.04      1       (10.07)       (16.25)                   (26.32)      0.14        (3.63)
5/1/2028         1.00     112.48      4,375.93      1       (10.50)       (16.25)                   (26.75)      0.13        (3.54)
11/1/2028        1.00     117.22      4,560.28      1       (10.94)       (16.25)                   (27.19)      0.13        (3.46)
5/1/2029         1.00     122.16      4,752.40      1       (11.40)       (16.25)                   (27.65)      0.12        (3.38)
11/1/2029        1.00     127.30      4,952.60      1       (11.88)       (16.25)                   (28.13)      0.12        (3.30)
5/1/2030         1.00     132.66      5,161.24      1       (12.38)       (16.25)                   (28.63)      0.11        (3.23)
11/1/2030        1.00     138.25      5,378.67      1       (12.90)       (16.25)                   (29.15)      0.11        (3.15)
5/1/2031         1.00     144.08      5,605.26      1       (13.45)       (16.25)                   (29.70)      0.10        (3.09)
11/1/2031        1.00     150.15      5,841.40      1       (14.01)       (16.25)                   (30.26)      0.10        (3.02)
5/1/2032         1.00     156.47      6,087.48      1       (14.60)       (16.25)                   (30.85)      0.10        (2.96)
11/1/2032        1.00     163.06      6,343.94      1       (15.22)       (16.25)                   (31.47)      0.09        (2.90)
5/1/2033         1.00     169.93      6,611.19      1       (15.86)       (16.25)    (6,611.19   (6,643.30)      0.09      (587.21)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             TOTAL PV         0.00
-----------------------------------------------------------------------------------------------------------------------------------

                                        2

                                    ARTICLE 2

                             CONCERNING THE TRUSTEE

         Section 2.01. Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture (as otherwise supplemented with applicability with respect to the Notes) and in this Seventh Supplemental Indenture, to all of which the Company and the respective Holders of the Notes at any time hereafter Outstanding agree by their acceptance thereof.

         Section 2.02. No Responsibility of Trustee for Recitals, Etc. The recitals and statements contained in this Seventh Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture, except that the Trustee is duly authorized by all necessary corporate actions to execute and deliver this Seventh Supplemental Indenture. The execution by the Trustee of this Seventh Supplemental Indenture shall not be construed to be an approval or disapproval by the Trustee of the advisability of the action being taken herein by the Company. All the provisions of the Indenture with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full with such omissions, variations or insertions, if any, as may be appropriate to make the same conform to this Seventh Supplemental Indenture.

                                   ARTICLE 3

                            MISCELLANEOUS PROVISIONS

         Section 3.01. Relation to the Original Indenture. This Seventh Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Original Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture; provided, however, such terms and provisions shall be so included in this Seventh Supplemental Indenture solely for the benefit of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented by this Seventh Supplemental Indenture and as otherwise supplemented with applicability with respect to the Notes, and the Original Indenture (as otherwise supplemented with applicability with respect to the Notes) and this Seventh Supplemental Indenture shall be read, taken and construed together as one instrument.

         Section 3.02. Meaning of Terms. Any term used in this Seventh Supplemental Indenture which is defined in the Original Indenture shall have the meaning specified in the Original Indenture (as otherwise supplemented with applicability with respect to the Notes), unless the context shall otherwise require.

         Section 3.03. Counterparts of Supplemental Indenture. This Seventh Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instruments.

         Section 3.04. Governing Law. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Pride International, Inc. has caused this Seventh Supplemental Indenture to be executed in its corporate name by a duly authorized officer and JPMorgan Chase Bank has caused this Seventh Supplemental Indenture to be executed by a duly authorized officer, all on the date first above written.

                                          PRIDE INTERNATIONAL, INC.

                                          By: /s/ Earl W. McNiel
                                              --------------  ------------------
                                              Name:  Earl W. McNiel
                                              Title: Vice President and
                                                     Chief Financial Officer

                                          JPMORGAN CHASE BANK,
                                          as Trustee

                                          By: /s/ LARRY O'BRIEN
                                              ----------------------------------
                                              Name:  Larry O'Brien
                                              Title: Vice President